EXHIBIT 99.23(j)(i)



               Consent of Independent Certified Public Accountants

First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

        We consent to the use in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated October 31, 2000 relating to the September 30, 2000 financial statements of First Investors Growth & Income Fund, First Investors Utility Fund, First Investors Mid-Cap Opportunity Fund and First Investors Focused Equity Fund, each a series of First Investors Series Fund II, Inc., which are included in said Registration Statement.

                                                   /s/ TAIT, WELLER & BAKER

                                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 19, 2001